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                                                                     EXHIBIT 4.3

AMSURG CORP
SHAREHOLDERS' AGREEMENT


THIS SHAREHOLDERS' AGREEMENT (this "Agreement") is entered into the ___ day of March, 1997 by and between AmSurg Corp., a Tennessee corporation (the "Corporation"), and _____________________________ a ____________ corporation
(the "Shareholder").

In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       DEFINITIONS

In addition to capitalized terms elsewhere defined herein, as used in this
Agreement:

"AFFILIATE" as applied to any Person means any Person directly or indirectly controlling, controlled by, or under common control with, that Person.

"APPROVED SALE" means the sale of the Corporation to an independent third party in an arm's-length transaction, whether by merger, share exchange, sale of all or substantially all of its assets or sale of all or substantially all of the outstanding Common Stock of the Corporation.

"COMMISSION" means the Securities and Exchange Commission.

"COMMON STOCK" means the Common Stock, no par value, of the Corporation.

"HOLDER" means the Shareholder and any transferee of the Common Stock owned by the Shareholder if such transfer was effected in accordance with the provisions of this Agreement.

"INITIAL PUBLIC OFFERING" means an underwritten initial offering pursuant to an effective registration statement under the Securities Act resulting in a sale by the Corporation of Common Stock to the public at an aggregate offering price for the shares sold for the account of the Corporation of at least eight million dollars ($8,000,000).

"PERSON" means an individual, a partnership, a corporation, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

"PIGGYBACK REGISTRATION" shall have the meaning ascribed thereto in Section 3.1 of this Agreement.

"PRIMARY REGISTRATION" means the offer and sale by the Corporation for its own account of securities registered under the Securities Act.

"REGISTRABLE SHARES" means at any time (i) any Common Stock originally issued to the Shareholder; (ii) any Common Stock then outstanding which was issued as, or was issued directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of Registrable Shares; and (iii) any Common Stock then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of Registrable Shares; provided that Registrable Shares shall not include any shares which have theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act.

"REGISTRATION EXPENSES" shall have the meaning ascribed thereto in Section 5 of this Agreement.

"SECONDARY REGISTRATION" shall mean the offer and sale of securities to the public by or on behalf of one or more of the holders of the Corporation's securities pursuant to a registration statement filed by the Corporation with, and declared effective by, the Commission.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"SHAREHOLDER" has the meaning set forth in the introductory paragraph.



2.       RESTRICTIONS ON DISPOSITION OF COMMON STOCK.

2.1 All shares of Common Stock of the Corporation owned beneficially by the Shareholder, directly or indirectly, shall be subject to the terms and conditions of this Section 2. All certificates representing the shares of Common Stock





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subject to this Section 2 shall bear an appropriate legend setting forth notice of this Agreement.

2.2 Except as provided in subsection 2.3, the Shareholder may not dispose of any shares of Common Stock owned by the Shareholder, or any right or interest in them (and any attempted disposition in contravention hereof shall be void), to any person or entity other than the Corporation without obtaining the prior written consent of the Corporation.

2.3 The Shareholder may transfer any shares without compliance with the provisions of subparagraph 2.2 hereof: (i) pursuant to a Piggyback Registration; or (ii) to the Corporation or an Affiliate thereof; or (iii) to the shareholders of the Shareholder, so long as the shareholders agree in writing to be bound by the provisions of this Agreement.

3.       PIGGYBACK REGISTRATIONS.

3.1 Whenever the Corporation proposes to register any of its securities under the Securities Act (except on Form S-4 or S-8 or any successor form), the Corporation will give prompt written notice to all holders of Registrable Shares of its intention to effect such a registration and will use its best efforts to include in such registration all Registrable Shares with respect to which the Corporation has received written requests for inclusion therein within 10 days after giving notice to the holders of Registrable Shares (a "Piggyback Registration").

3.2 If a Piggyback Registration is an underwritten Primary Registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can successfully be sold in such offering without causing a diminution in the offering price or otherwise adversely affecting the offering, the Corporation will include in such registration, to the extent approved by such underwriters,

         (i)     first, the securities the Corporation proposes to sell,

         (ii) second, other securities requested to be included in such registration pursuant to the terms of that certain Registration Agreement dated as of April 2, 1992, as it may be amended from time to time, by and between the Corporation and certain investors identified therein, and

         (iii) third, other shares of Common Stock, including the Registrable Shares, requested to be included in such registration pursuant to contractual registration rights, such shares to be taken on a basis based on the ratio that the number of shares of Common Stock owned by each Holder of Registrable Shares bears to the number of shares of Common Stock owned by all holders of shares of Common Stock who have contractual registration rights and who have exercised those rights, other than the holders described in subparagraph (ii) above.

3.3 If a Piggyback Registration is an underwritten Secondary Registration on behalf of holders of the Corporation's securities, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can successfully be sold in such offering, the Corporation will include in such registration, to the extent approved by such underwriters,

         (i) first, the securities requested to be included in such registration pursuant to the terms of that certain Registration Agreement dated as of April 2, 1992, as it may be amended from time to time, by and between the Corporation and certain investors identified therein, and

         (ii) second, other shares of Common Stock, including the Registrable Shares, requested to be included in such registration pursuant to contractual registration rights, such shares to be taken on a basis based on the ratio that the number of shares of Common Stock owned by each Holder of Registrable Shares bears to the number of shares of Common Stock owned by all holders of shares of Common Stock who have contractual registration rights and who have exercised those rights, other than the holders described in subparagraph (i) above.

4.       HOLDBACK AGREEMENTS

Each holder of Registrable Shares agrees not to effect any public sale or distribution of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, for 180 days following the effective date of any underwritten Primary Registration (except as part of such underwritten registration).

5.       REGISTRATION EXPENSES

All expenses incident to the Corporation's performance of or compliance with the provisions of Section 3 of this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of the Corporation's independent certified public accountants, legal counsel to the





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Corporation, underwriters (excluding discounts and commissions attributable to the Registrable Shares included in such registration, which shall be paid by the holders of such Registrable Shares) and other persons retained by the Corporation (all such expenses being herein called "Registration Expenses"), will be borne by the Corporation.

In addition, the Corporation will pay all internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expense of any liability insurance obtained by the Corporation and the expenses and fees for listing the securities to be registered on each securities exchange on which any shares of Common Stock are then listed.

6.       INDEMNIFICATION

6.1 The Corporation agrees to indemnify, to the extent permitted by law, each seller of Registrable Shares, its officers and directors and each Person who controls such seller (within the meaning of the Securities Act or the Securities Exchange Act) against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees except as limited by Section 6.4) caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same:

         (i) are caused by or contained in any information furnished in writing to the Corporation by such seller expressly for use therein or

         (ii) caused by such seller's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto and both (A) such delivery is required by law and (B) such registration statement or prospectus or any amendments or supplements thereto does not contain any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact. In connection with an underwritten offering the Corporation will indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Securities Exchange Act) to the same extent as provided above with respect to the indemnification of the sellers of Registrable Shares. The reimbursements required by this Section 6.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are rendered or expenses incurred.

6.2 In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus or any amendment thereof or supplement thereto and, to the extent permitted by law, will indemnify the Corporation, its directors and officers and each person who controls the Corporation (within the meaning of the Securities Act or the Securities Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, attorneys' fees except as limited by Section 6.4) resulting from any untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such seller expressly for use in the registration statement or the prospectus; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement.

6.3 Each seller of Registrable Shares agrees to indemnify, to the extent permitted by law, the Corporation, its directors and officers and each person who controls the Corporation (within the meaning of the Securities Act or the Securities Exchange Act) against any losses, claims, damages, liabilities and expenses (including without limitation, attorneys' fees except as limited by Section 6.4) caused by the breach by such seller of a covenant or representation or warranty made by such seller in an underwriting agreement; provided, however, that each seller's obligation to indemnify will be several, not joint and several, among the sellers of Registrable Shares, and the liability of each such seller of Registrable Shares in any event will be limited to the net amount received by such Seller from the sale of Registrable Shares pursuant to the registration agreement to which such underwriting agreement pertains.

6.4      Any Person entitled to indemnification hereunder will

         (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and

         (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may





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         exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

6.5 The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Corporation also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Corporation's indemnification is unavailable for any reason.

7.       COMPLIANCE WITH RULE 144

In the event that the Corporation (a) registers a class of securities under
Section 12 of the Securities Exchange Act, (b) issues an offering circular meeting the requirements of Regulation A under the Securities Act or (c) commences to file reports under Section 13 or 15(d) of the Securities Exchange Act, then at the request of any holder of Registrable Shares who proposes to sell securities in compliance with Rule 144 promulgated by the Commission, the Corporation will use its best efforts to (i) forthwith furnish to such holder a written statement as to compliance with the filing requirements of the Commission as set forth in Rule 144 as such rule may be amended from time to time and (ii) make available such information as will enable the holders of Registrable Shares to make sales pursuant to Rule 144.

8.       PARTICIPATION IN UNDERWRITTEN
         REGISTRATIONS

No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Corporation and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.       CONFIDENTIALITY

The Shareholder agrees to at all times hold in confidence and keep secret and inviolate all of the Corporation's confidential information, including, without limitation, all unpublished matters relating to the business, property, accounts, books, records, customers and contracts of the Corporation which it may now or hereafter come to know; provided, that the Shareholder may disclose any such information which has otherwise entered the public domain or which it is required to disclose to any governmental authority by law or subpoena or judicial process.

10.      LEGEND

The Corporation will cause each certificate or other instrument representing securities of the Corporation to be stamped or otherwise imprinted, throughout the term of this Agreement, with a legend in substantially the following form:





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"The securities represented by this certificate are subject to certain restrictions set forth in a certain Shareholders' Agreement of AmSurg Corp. (the "Corporation") dated as of _____________________, a copy of which is available at the principal office of the Corporation."

11.      REMEDIES

Each party to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that either party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

12.      NOTICES

Except as otherwise provided in this Agreement, any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be duly given

         (i) if delivered in writing, personally to the person to whom it is authorized to be given,

         (ii) if sent by certified or registered mail, overnight courier service, facsimile, or telegraph, as follows:

         if to the Corporation, to

         AmSurg Corp.
         Suite 350
         One Burton Hills Boulevard
         Nashville, TN 37215
         Fax (615) 665-0755

         if to the Shareholder, to:

         with a copy to:





or to such other address as either party may from time to time specify by written notice to the other party.

Any such notice shall be deemed to be given as of the date so delivered, if delivered personally, as of the date on which the same was deposited in the United States mail, postage prepaid, addressed and sent as aforesaid, or on the date received if sent by electronic facsimile.

13.      AMENDMENTS AND WAIVERS

This Agreement may be amended or any provision hereof waived upon the written agreement of the Corporation and the holders of a majority of the shares of Common Stock initially owned by the Shareholder.

14.      TERM

This Agreement (other than Sections 3 through 9, and 11 hereof) will terminate upon the earlier of (a) the closing of the Initial Public Offering or an Approved Sale, and (b) 10 years after the date hereof. The provisions of Sections 3, 4, 5 and 8 hereof will terminate upon the later of (x) three years after the date hereof or (y) six months after the closing of the Initial Public Offering. The provisions of Section 7 hereof will terminate three years after the closing of the Initial Public Offering. The provisions of Sections 6, 9 and 11 of this Agreement will not terminate.

15.      DESCRIPTIVE HEADINGS

The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

16.      SUCCESSORS AND ASSIGNS

All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, including any subsequent holders of the shares of Common Stock owned by the Shareholder.

17.      SEVERABILITY

Whenever possible each provision of this Agreement will be interpreted in such manner as to be effective and valid under


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applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

18.      GOVERNING LAW

The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed in that state.

19.      EXECUTION IN COUNTERPART

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

20.      ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the parties hereto concerning the matters referred to herein, and supersedes all prior agreements and understandings. The parties acknowledge that they have independently negotiated the provisions of this Agreement, that they have relied upon their own counsel as to matters of law and application and that neither party has relied on the other party with regard to such matters. The parties expressly agree that there shall be no presumption created as a result of either party having prepared in whole or in part any provisions of this Agreement.

21.      ARBITRATION

All disputes relative to interpretation of the provisions of this Agreement shall be resolved by binding arbitration pursuant to the rules of the American Arbitration Association then pertaining. Arbitration proceedings shall be held in ________________________.

The parties may, if they are able to do so, agree upon one arbitrator; otherwise, there shall be three arbitrators selected to resolve disputes pursuant to this Section 21, one named in writing by each party within 15 days after notice of arbitration is served upon either party by the other and a third arbitrator selected by the two arbitrators selected by the parties within 15 days thereafter.

If the two arbitrators cannot select a third arbitrator within such 15 days, either party may request that the American Arbitration Association select such third arbitrator. If one party does not choose an arbitrator within 15 days, the other party shall request that the American Arbitration Association name such other arbitrator. No one shall serve as arbitrator who is in any way financially interested in this Agreement or in the affairs of either party.

Each of the parties hereto shall pay its own expenses of arbitration and one-half of the expenses of the arbitrators. If any position by either party hereunder, or any defense or objection thereto, is deemed by the arbitrators to have been unreasonable, the arbitrators shall assess, as part of their award against the unreasonable party or reduce the award to the unreasonable party, all or part of the arbitration expenses (including reasonable attorneys' fees) of the other party and of the arbitrators.



IN WITNESS WHEREOF, the parties hereto have executed this Shareholders' Agreement as of the date first set forth above.

AMSURG CORP.


By:
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